UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 10, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8600 Decarie, Suite 200 Montreal, Quebec, Canada	H4P 2N2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

194 Hermosa Cirle
Durango, Colorado 81301
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Common Stock Purchase Agreement

Effective February 10, 2010, certain selling shareholders (collectively, the “Sellers”) and Tony Khoury  (the “Purchaser”) entered into those certain common stock purchase agreements (collectively, the “Purchase Agreements”) for the purchase of an aggregate 1,040,000 shares of common stock of Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”). In accordance with the terms and provisions of the Purchase Agreement, the Sellers sold an aggregate of 1,040,000 shares of common stock (the “Common Stock”) of the Corporation. In further accordance with the terms and provisions of the Purchase Agreement, the funds were escrowed and released accordingly upon closing of the Purchase Agreements.

Business of the Company

The Company was organized under the laws of the State of Colorado on October 15, 2007. The Company was the wholly-owned subsidiary of Kurrant Food Enterprises Inc. (“KRTF”). On approximately November 30, 2007, the board of directors of KRTF approved the spin-off of the Company to the shareholders of record of KRTF as of January 10, 2008. The shares of the Company were distributed to the shareholders of KRTFFF on approximately Febraury 12, 2008. The Sellers subsequently entered into the Purchase Agreements. The  Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.

Based on the change of control, the  business operations of the Company will involve providing commercial and retail telepcommunications services and products utilizing the newest technology in Voice-Over-Internet-Protocol telephony (“VOIP”). The Company’s products and services are tailored to the evolving condition and demands of these markets, with an offering that includes wholesale carrier services and retail prepaid wireline and wireless. By fostering internal synergies between its different operating divisions and exploiting inherent cost savings, current management believes that the Coimpany is positioning itself to become a leading player in the emerging VOIP segment.

The Company is a telecommunications company focusing on the development of consumer and carrier services and products focused on the convergence of VOIP and other emerging technologies. The Company is emerging as a provider of international and long distance communications services and a provider of retail prepaid calling card and mobile services. Its operations are based around wholesale carrier-to-carrier traffic business, through which support services and retail product sales are further based. The Company consists of two synergistic operating divisions: Wholesale Carrier to Carrier Traffic and Retail Prepaid Calling Card.

Initially, the Company anticipates that its wholesale carrier operations will form the backbone of its business. The Company’s wholesale carrier business will also present the point of synergy with the other operating division, retail prepaid telephony. The Company plans to rapidly increase the scope and revenues from this business line.  Management believes that growth in this segment will be further driven by the Company’s ability to internally finance the billing cycles of the many small and emerging carriers to meet 30-net-30 billing cycles of major telecommunications companies.

The competitive price point of its wholesale traffic services will further be enhanced by the significant carriage requirements of its higher margin prepaid telephony solutions, which will represent the majority of the Company’s revenues going forward.

Wholesale Carrier-to-Carrier Traffic

The Company’s Wholesale Carrier-to-Carrier Transport business will enable carriers and other telecom service customers to outsource their international and long-distance voice and fax traffic, lowering their transportation and service costs significantly. Calls routed through the Company’s network will be done in a cost and price efficient manner and with comparable quality to PTSN routed calls. Calls routed through the Company’s network will be originated by the local carrier of the end-user and then routed over the lines of a long distance carrier to the local carrier of termination at the number called. Through its VOIP network, the Company will be able to provide its customers with a highly flexible and low cost routing system, providing carriers with rates competitive or at lower cost than competitors. The Company intends to employ advanced network, monitoring, and management systems to provide call quality services akin to circuit-switched voice calls. The Company’s systems will monitor customer’s voice traffic and select the most efficient and affordable routes with real time data. The market for wholesale carrier-to-carrier trading is global and extremely well established, with VOIP playing a prominent role in industry developments since the deregulation of international telecommunications in the mid-1990’s.  Management believes that billions of calls a day are transferred from carrier to carrier for final termination. Companies such as ATT, British Telecom, MCI, Sprint, Quest and thousands of smaller carriers routinely transfer calls between each other in the wholesale marketplace. Each time a call goes from one carrier to another the terminating carrier generates a profit. Major customers for wholesale voice services include wireless providers, CLECs (Competitive Local Exchange Carrier), RBOCs (Regional Bell Operating Company), rural phone companies, PTTs, and calling card providers. The wholesale carrier traffic business is typically high revenue with profits in the range of 5 to 8%.

Beneficial Ownership Chart

The following table sets forth certain information, as of February 10, 2010 with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 1,404,254 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of	Percentage of
Directors and Officers:	Beneficial Ownership(1)	Beneficial Ownership

Tony Khoury 8600 Decarie, Suite 200 Montreal, Quebec Canada H4P 2N2	1,040,000	74.06%

All executive officers and directors as a group (1 person)	1,040,000	74.06%

Beneficial Shareholders Greater than 10%
None
__________________

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Annual Report. As of the date of this Current Report, there are 63,419,448 shares issued and outstanding.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01     Changes in Control of Registrant

The Company refers to Item 1.01 above, “Entry into a Material Agreement” concerning the change in control.

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Following the Purchase Agreement: (i) Christopher Bell resigned as the President/Chief Executive Officer/Treasurer/Chief Financial Officer and sole director of the Company effective as of February 10, 2010; and (ii) Tony Khoury consented to act as the President/Chief Executive Officer/Trteasurer/Chief Financial Officer and the sole director of the Company effective as of Febraury 10, 2010.

The biographies of each of the new directors and officers are set forth below as follows:

NAME	AGE	POSITION WITH THE COMPANY

Tony Khoury	34	President/Chief Executive Officer/Treasurer/Chief
		Financial Officer and a Director

Directors hold office until the annual meeting of the Company's stockholders and the election and qualification of their successors. Officers hold office, subject to removal at any time by the Board, until the meeting of directors immediately following the annual meeting of stockholders and until their successors are appointed and qualified.

Tony Khoury.  Mr. Khoury is our President/Chief Executive Officer, Chief Financial Officer/Treasurer and a director since inception. Mr. Khoury is an experienced professional in the areas of sales and leasing. From approximately 2006 to present, Mr. Khoury is a director of sales and leasing at TRAMS Property Management in Montreal, Quebec, which is a multi-national vertically integrated real estate group offering third party real estate services in the United States. Mr. Khoury is responsible for a team of sales people, creating new marketing ideas, negotiating sales of properties and implementing new ideas to help the company succeed. From approximately 2004 through 2006, Mr. Khoury was a business broker for Sunbelt Business Brokers in Toronto, Ontario, which is a large main street and lower middle market business intermediary firm. Mr. Khoury assisted in negotiations in mergers and acquisitions, assisted potential buyers to acquire businesses and analyzed financial records to help improve corporate growth. From approximately 1999 through 2004, Mr. Khoury was the manager and owner of the Restaurant T in Montreal, Quebec, where he was responsible for daily operations. Mr. Khoury graduated from Concordia University in Montreal, Quebec. Mr. Khoury is also the President/Chief Executive Officer and a director of Pro NutriSource Inc.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT MOBILE CATERING, INC.
DATE: February 16, 2010	Name: Tony Khoury Title: President/Chief Executive Officer